UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 15, 2013 (April 15, 2013)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York	10173
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

(b) On April 15, 2013, Mr. J. Barry Griswell informed National Financial Partners Corp. (the “Company”) that he will resign as a director of the Company, effective on or before June 1, 2013. Mr. Griswell seeks to avoid any perception of a conflict of interest between his role as a director of the Company and his impending role as a director of a company with a similar industry focus.

As previously disclosed, the recently-announced execution of an Agreement and Plan of Merger providing for the acquisition of the Company by a controlled affiliate of Madison Dearborn Partners, LLC (the “Acquisition”) was unanimously approved by the Board of Directors of the Company. Mr. Griswell’s decision did not involve a disagreement with the Company on any matter relating to the Company’s strategy, including the Acquisition, or the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: April 15, 2013

By:	/s/ Donna J. Blank
Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer